Exhibit 23



                      Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-
K) of A. T. Cross Company of our report dated January 30, 1996, included in the 1995 Annual Report to Shareholders of A. T. Cross Company.

Our audits also included the financial statement schedule of A. T. Cross Company listed in Item 14. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in Post-Effective Amendment Number 6 to Registration Statement Number 2-54429 on Form S-8, Post-Effective Amendment Number 9 to Registration Statement Number 2-42388 on Form S-8, Registration Statement Number 33-23709 on Form S-8, Registration Statement number 33-23710 on Form S-8, Registration Statement Number 33-54176 on Form S-8, Registration Statement Number 33-64729 on Form S-8, and Registration Statement Number 33-64731 on Form S-8 of our report dated January 30, 1996, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of A. T. Cross Company.




                                         ERNST & YOUNG LLP




Providence, Rhode Island
March 26, 1996